UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2023

CinCor Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41201	36-4931245
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Third Avenue, 6th Floor Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(844) 531-1834

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	CINC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On January 8, 2023, CinCor Pharma, Inc., a Delaware corporation (the “Company” or “CinCor”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, AstraZeneca Finance and Holdings Inc., a Delaware corporation (“Parent”), and Cinnamon Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Parent has agreed to cause Purchaser to commence a tender offer (the “Offer”) no later than January 23, 2023, to acquire all of the outstanding shares of common stock of the Company, par value $0.00001 per share (the “Shares”), at a price of (i) $26.00 per Share (the “Closing Amount”), in cash, plus (ii) one contingent value right (each, a “CVR”) per Share representing the right to receive a contingent payment of $10.00 per Share, in cash (the “Milestone Payment”) upon the achievement of the milestone set forth in, and subject to and in accordance with the terms and conditions of, a Contingent Value Right Agreement substantially in the form attached as Exhibit E to the Merger Agreement (the “CVR Agreement”) as further described below under the heading “—CVR Agreement” (the Closing Amount plus one CVR collectively, the “Offer Price”), in each case, without interest, subject to any applicable withholding taxes.

The obligation of Purchaser to promptly irrevocably accept for payment, and promptly thereafter pay for, all Shares validly tendered (and not validly withdrawn) pursuant to the Offer is subject to satisfaction or waiver of certain conditions set forth in the Merger Agreement, including (i) there being validly tendered and not validly withdrawn Shares that, considered together with all other Shares (if any) beneficially owned by Parent or any of its wholly owned subsidiaries (but excluding Shares tendered pursuant to guaranteed delivery procedures that have not yet been received, as defined by Section 251(h)(6) of the General Corporation Law of the State of Delaware (“DGCL”)), represent one more than 50% of the total number of Shares outstanding at the time of the expiration of the Offer and (ii) any waiting period (and any extension thereof) applicable to the Offer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or been earlier terminated. Parent and Purchaser’s obligations to consummate the Offer are not subject to a condition that any financing be received by Parent or Purchaser for the consummation of the transactions contemplated by the Merger Agreement.

Following the completion of the Offer and subject to the terms and conditions of the Merger Agreement, Purchaser will be merged with and into the Company (the “Merger”) pursuant to Section 251(h) of the DGCL, with the Company continuing as the surviving corporation in the Merger. At the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any further action on the part of Parent, Purchaser, the Company or any stockholder of the Company, each Share (other than (i) Shares held by the Company (including in the Company’s treasury) or any direct or indirect wholly owned subsidiary of the Company, (ii) Shares held by Parent, Purchaser, or any other direct or indirect wholly owned subsidiary of Parent, (iii) Shares irrevocably accepted for purchase in the Offer and (iv) Shares held by stockholders of the Company who have properly exercised and perfected their statutory rights of appraisal under the DGCL) will be converted into the right to receive an amount equal to the Offer Price, without interest and subject to any withholding of applicable taxes.

Each of the Company’s stock options (the “Company Options”) that is outstanding as of immediately prior to the Effective Time will, except as specified in the Merger Agreement, accelerate and become fully vested and exercisable effective immediately prior to, and contingent upon the occurrence of, the Effective Time. As of the Effective Time:

(i)

Each vested Company Option with an exercise price less than the Closing Amount (an “In-the-Money Option”) that is outstanding and unexercised as of immediately prior to the Effective Time will be cancelled and converted into the right to receive, without interest (a) cash in an amount equal to the product of (1) the total number of Shares subject to such In-the-Money Option as of immediately prior to the Effective Time multiplied by (2) the excess of the Closing Amount over the exercise price payable per Share under such In-the-Money Option, and (b) one CVR for each Share subject to such In-the-Money Option.

(ii)

Each vested Company Option with an exercise price equal to or greater than the Closing Amount (an “Underwater Option”) that is then outstanding will be cancelled and converted into the right to receive, upon the occurrence of the Milestone Payment Date (as defined in the CVR Agreement), an amount in cash equal to the product of (a) the total number of Shares subject to such Underwater Option immediately prior to the Effective Time multiplied by (b) the amount, if any, by which (1) the Closing Amount plus the Milestone Payment exceeds (2) the exercise price payable per Share under such Underwater Option.

Each of the Company’s restricted stock unit awards (the “RSUs”) that is outstanding as of immediately prior to the Effective Time will, except as specified in the Merger Agreement, accelerate and become fully vested effective immediately prior to, and contingent upon, the Effective Time. As of the Effective Time, each vested RSU will be canceled and converted into the right to receive, without interest (i) cash in an amount equal to (a) the total number of Shares issuable in settlement of such RSU immediately prior to the Effective Time multiplied by (b) the Closing Amount, and (ii) one CVR for each Share issuable in settlement of such RSU.

Each Share issued upon early exercise of a Company Option that is subject to vesting, repurchase or other lapse restrictions (a “Restricted Share”) that is outstanding as of immediately prior to the Effective Time, will accelerate and become fully vested effective immediately prior to, and contingent upon, the Effective Time. As of the Effective Time, each Restricted Share will be treated as a Share in accordance with the terms of the Merger Agreement and receive the Offer Price.

The holder of each of the Company’s warrants (the “Warrants”) that is outstanding and unexercised as of immediately prior to the Effective Time, at or following the Effective Time, will be entitled to receive an amount in respect of each Share for which such Warrant is exercisable immediately prior to the Effective Time equal to (i) cash in an amount equal to the product of (a) the total number of Shares subject to such Warrant immediately prior to the Effective Time, multiplied by (b) the excess of (1) the Closing Amount over (2) the exercise price payable per Share under such Warrant, and (ii) one CVR with respect to each Share subject to such Warrant.

The Merger Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature. From the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, the Company has agreed to operate its business in the ordinary course in all material respects and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement.

The Company has also agreed to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and engage in discussions or negotiations with third parties regarding alternative acquisition proposals. Notwithstanding these restrictions, the Company may under certain circumstances provide, pursuant to an acceptable confidentiality agreement, information to and engage in or otherwise participate in discussions or negotiations with third parties with respect to an unsolicited bona fide (as reasonably determined in good faith by the board of directors of the Company) written alternative acquisition proposal that the board of directors of the Company has determined in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or would reasonably be expected to lead to a superior offer and, after consultation with outside legal counsel, that the failure to take any such action would reasonably be expected to be inconsistent with the fiduciary duties under applicable laws. The Merger Agreement also requires that the Company’s board of directors recommend that the stockholders of the Company accept the Offer and tender their Shares pursuant to the Offer (the “Board Recommendation”) and not, among other things, (i) withdraw (or modify in a manner adverse to Parent or Purchaser), or fail to include in the Solicitation/Recommendation Statement on Schedule 14D-9 to be disseminated to the Company’s stockholders, or publicly propose to withdraw (or modify in a manner adverse to Parent or Purchaser), the Board Recommendation or (ii) approve, recommend, declare advisable, submit to the Company’s stockholders or make any recommendation other than a rejection of, or publicly propose to approve, recommend or declare advisable, or publicly propose to approve, recommend or declare advisable, submit to the Company’s stockholders or make any recommendation other than a rejection of, any alternative acquisition proposal (any such action, a “Company Adverse Change Recommendation”). Notwithstanding these restrictions, the board of directors of the Company is permitted, subject to the terms and conditions set forth in the Merger Agreement, to make a Company Adverse Change Recommendation (or terminate the Merger Agreement to enter into a definitive agreement with respect to a superior acquisition proposal as further described below) to accept a superior acquisition proposal or in response to a Change in Circumstance (as defined in the Merger Agreement) if the board of directs of the Company determines in good faith, after consultation with its outside legal counsel, that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under applicable laws, subject in each case to certain matching rights in favor of Parent.

The Merger Agreement includes a remedy of specific performance for the parties thereto. The Merger Agreement also includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including (i) termination by the Company to accept and enter into a definitive agreement with respect to a superior acquisition proposal or (ii) termination by Parent due to a Company Adverse Change Recommendation, the Company will be required to pay a termination fee of an amount in cash equal to $37,770,000.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference. The Merger Agreement has been filed to provide information to investors regarding its terms. The Merger Agreement is not intended to provide any other factual information about the Company, Parent or Purchaser, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Offer, the Merger or the other transactions contemplated therein. The Merger Agreement and this summary should not be relied upon as disclosure about the Company or Parent. None of the Company’s stockholders or any other third parties should rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company,

Parent, Purchaser or any of their respective subsidiaries or affiliates. The Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are qualified in important part by confidential disclosure schedules delivered by the Company to Parent and Purchaser in connection with the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders or investors or may have been used for the purpose of allocating risk between the parties to the Merger Agreement instead of establishing these matters as facts. Accordingly, investors should consider the information in the Merger Agreement in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the Securities and Exchange Commission (the “SEC”). Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

CVR Agreement

Pursuant to the Merger Agreement, at or prior to the Offer Acceptance Time (as defined in the Merger Agreement), Parent and a duly qualified rights agent mutually agreeable to Parent and the Company (the “Rights Agent”) will enter into the CVR Agreement governing the terms of the CVRs issued pursuant to the Offer and the Merger. The Rights Agent will maintain an up-to-date register of the holders of CVRs (the “Holders”). Holders shall not be permitted to transfer CVRs (subject to certain limited exceptions).

Each CVR represents the right to receive the Milestone Payment, in cash, without interest, subject to any applicable withholding taxes, with the Milestone Payment conditioned upon either of the following to be achieved by December 31, 2033: (i) submission to the United States Food and Drug Administration of a new drug application or other regulatory approval application by Parent, any of its permitted assignees or any affiliate, licensee or sublicensee of any of the foregoing (each, a “Payment Obligor”) that, if approved, would grant any Payment Obligor the right to market, distribute and sell any pharmaceutical product that contains baxdrostat (CIN-107) as an active ingredient, whether alone or in combination with any other active ingredient(s) (the “Product”), in the United States or (ii) submission by any Payment Obligor to the European Medicines Agency of a marketing authorization that, if approved, would grant any Payment Obligor the right to market, distribute and sell the Product in the European Union (the “Milestone”). The Milestone shall be deemed to be achieved if, on or prior to December 31, 2033, Parent, any of its affiliates or any other applicable Payment Obligor has submitted a marketing authorization application in at least three of Germany, France, Italy and Spain that, if approved, would grant Parent, such affiliate or any other applicable Payment Obligor the right to market, distribute and sell the Product in each such country.

Parent is obligated to use certain specified efforts and resources to achieve the foregoing Milestone by December 31, 2027. However, there can be no assurance that the Milestone will be achieved or that the Milestone Payment will be made.

The foregoing description of the form of CVR Agreement is not complete and is qualified in its entirety by reference to the form of CVR Agreement, a copy of which is included as Exhibit E to the Merger Agreement filed as Exhibit 2.1 to this report and incorporated by reference herein.

Tender and Support Agreements

On January 8, 2023, in connection with the execution of the Merger Agreement, the executive officers and directors of the Company who hold Shares and Sofinnova Venture Partners X, L.P., Sofinnova Capital IX, 5AM Ventures VI, L.P., 5AM Opportunities I, L.P., 5AM Opportunities II, L.P. and General Atlantic (CIN), L.P., which are entities affiliated with certain directors of the Company (collectively, the “Supporting Stockholders”), entered into Tender and Support Agreements with Parent (the “Support Agreements”). Under the terms of the Support Agreements, the Supporting Stockholders have agreed, among other things, to tender their Shares in the Offer, vote their Shares in favor of the Merger at a special meeting, if there is one, and, subject to certain exceptions, not to transfer any of their Shares. As of January 6, 2023, the Supporting Stockholders beneficially owned an aggregate of approximately 44.8% of the outstanding Shares. The Support Agreements will terminate upon termination of the Merger Agreement and certain other specified events.

The foregoing description of the Support Agreements is not complete and is qualified in its entirety by reference to the form of Support Agreement, a copy of which is included as Exhibit B to the Merger Agreement filed as Exhibit 2.1 to this report and incorporated by reference herein.

Retention Agreements with Parent

In connection with the execution of the Merger Agreement, the Company entered into retention agreements with certain employees of the Company, including executive officer Mason Freeman, setting forth the terms and conditions of continued employment with the Company, as the surviving corporation in the Merger, from and after, and conditioned upon, the consummation of the Merger.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation Arrangements

As described above, in connection with the execution of the Merger Agreement, the Company entered into retention agreements with certain employees of the Company, including executive officer Mason Freeman, setting forth the terms and conditions of continued employment with the Company, as the surviving corporation in the Merger, from and after, and conditioned upon, the consummation of the Merger.

On January 8, 2023, in connection with the approval of the Merger Agreement, the board of directors of the Company approved and authorized that the Company may enter into agreements with each of Catherine Pearce, Marc de Garidel, Mason Freeman and Michael Kalb, which will provide that if such individual is subjected to the excise tax under Section 4999 of the Internal Revenue Code, the Company will reimburse such individual with respect to the payment for the excise taxes (provided that the Company’s obligation under these agreements cannot exceed $10.0 million in the aggregate and that such individuals will reasonably cooperate with Parent and the Company to mitigate such excise taxes).

Item 8.01 Other Events.

On January 9, 2023, the Company issued a press release announcing the execution of the Merger Agreement as described above. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Additional Information and Where to Find It

The Offer referenced in this filing has not yet commenced. This filing is for information purposes only and is neither an offer to buy nor a solicitation of an offer to sell any securities of the Company, nor is it a substitute for the Offer materials that Purchaser is expected to file with the SEC upon commencement of the Offer. The solicitation of an offer to tender and the offer to buy shares of the Company’s common stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Purchaser is expected to file with the SEC. In addition, the Company is expected to file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer.

Once filed, investors will be able to obtain the tender offer statement on Schedule TO, the offer to purchase, the Solicitation/Recommendation Statement of the Company on Schedule 14D-9 and related materials with respect to the Offer and the proposed Merger, free of charge at the website of the SEC at www.sec.gov or from the information agent named in the Offer materials. Investors may also obtain, at no charge, the documents filed with or furnished to the SEC by the Company under the “Investors” section of the Company’s website at www.cincor.com.

Stockholders and Investors are strongly advised to read these documents when they become available, including the Solicitation/Recommendation Statement of the Company on Schedule 14D-9 and any amendments thereto, as well as any other documents relating to the Offer and the proposed Merger that are filed with the SEC, carefully and in their entirety prior to making any decisions with respect to whether to tender their Shares into the Offer because they contain important information, including the terms and conditions of the Offer and the proposed Merger.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements either contained in or incorporated by reference into this document constitute forward-looking statements within the meaning of the federal securities laws. Any express or implied statements that do not relate to historical or current facts or matters are forward-looking statements. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, including, but not limited to statements related to CinCor’s business in general and the timing of completion of the transactions contemplated by the Merger Agreement by and among CinCor, Purchaser, and Parent, including the parties’ ability to satisfy the conditions to the consummation of the Offer and the other conditions set forth in the Merger Agreement and the possibility of any termination of the Merger Agreement. Words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on CinCor’s current plans, objectives, estimates, expectations and intentions, involve assumptions that may never materialize or may prove to be incorrect and inherently involve significant risks and uncertainties, including factors beyond CinCor’s control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including, without limitation: uncertainties with respect to the timing of the Offer and the proposed Merger; uncertainties as to the number of shares of CinCor’s common stock that will be tendered in the Offer; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the Offer or the proposed Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Offer or the proposed Merger at all or on acceptable terms or within expected timing; the risk that stockholder litigation in connection with the Offer or the proposed Merger may result in significant costs of defense, indemnification and liability; the effects of disruption from the transactions contemplated by the Merger Agreement on CinCor’s business and the fact that the announcement and pendency of such transactions may make it more difficult to establish or maintain relationships with employees and business partners; the possibility that the Milestone will never be achieved and no milestone payment may be made; initial, interim, “top-line” and preliminary data from clinical trials announced or published from time to time may change; success in preclinical studies or earlier clinical trials may not be indicative of results in future clinical trials; enrollment and retention of patients in clinical trials could be delayed; CinCor relies and will rely on third parties to conduct, supervise and monitor existing clinical trials and potential future clinical trials; developments from the company’s competitors and the marketplace for the company’s products; and business, operations and clinical development timelines and plans may be adversely affected by the COVID-19 pandemic, geopolitical events, and macroeconomic conditions, including rising inflation and interest rates and uncertain credit and financial markets, and matters related thereto; and other risks and uncertainties affecting the company, including those described under the caption “Risk Factors” and elsewhere in CinCor’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 22, 2022, CinCor’s Quarterly Report on Form 10-Q for the three months ended March 31, 2022 filed with the SEC on May 10, 2022, CinCor’s Quarterly Report on Form 10-Q for the three months ended June 30, 2022 filed with the SEC on August 8, 2022, CinCor’s Quarterly Report on Form 10-Q for the three months ended September 30, 2022 filed with the SEC on November 3, 2022, and other filings and reports that CinCor may file from time to time with the SEC. Other risks and uncertainties of which CinCor is not currently aware may also affect CinCor’s forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. These risks and uncertainties may be amplified by macroeconomic conditions, including volatility and uncertainty in financial markets. All forward-looking statements contained in or incorporated by reference into this document speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. CinCor undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

2.1*	Agreement and Plan of Merger, dated as of January 8, 2023, by and among CinCor Pharma, Inc., AstraZeneca Finance and Holdings Inc. and Cinnamon Acquisition, Inc.

99.1	Press Release of CinCor Pharma, Inc., dated January 9, 2023.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

*

Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2023

	By:	/s/ Michael W. Kalb
Michael W. Kalb
Executive Vice President and Chief Financial Officer